UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

October 9, 2015

Commission file number: 000-28837

NEW JERSEY MINING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Idaho	82-0490295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 N. Third Street, Coeur d’Alene, ID	83814
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (208) 503-0153

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 9, 2015, New Jersey Mining Company, Inc. (the “Company”) entered into Option to Purchase agreement, giving it the right to acquire a 100 percent interest in the Golden Chest Mine.

New Jersey Mining Company formed Golden Chest LLC, which owns the Golden Chest Mine, with Marathon Gold Corporation (TSX:MOZ) (“Marathon”) in 2010 with an objective to explore and develop the property. NJMC is currently the manager and 47.88-percent owner of Golden Chest LLC. Marathon owns the remaining 52.12-percent.

In order to acquire Marathon’s interest, the Agreement calls for NJMC to make a $10,000 down payment, to be followed by a $90,000 payment by November 30, 2015 to execute the Option.  At that point, the Agreement will convert into a Purchase and Sale Agreement, requiring a final $100,000 payment within six months to complete the transaction. Marathon will also retain a 2-percent net smelter return (NSR) royalty on all gold production from the Golden Chest property, as currently held by Golden Chest LLC, and an adjacent Area of Interest.

Item 7.01 Regulation FD Disclosure.

On October 12, 2015, the Company issued a press release entitled “New Jersey Mining Signs Option to Purchase Agreement to Acquire 100-Percent Interest in the Golden Chest Mine.”  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. The information in this Current Report on Form 8-K (including the exhibits) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in the Report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
10.1 99.1	Option to Purchase Agreement Press Release, dated October 12, 2015, entitled “New Jersey Mining Signs Option to Purchase Agreement to Acquire 100-Percent Interest in the Golden Chest Mine”*

*The foregoing exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW JERSEY MINING COMPANY

By:   /s/ John Swallow

John Swallow,

its: President

Date: October 13, 2015